Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

ShoulderUp Technology Acquisition Corp.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of ShoulderUp Technology Acquisition Corp. (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and fact that the mandatory liquidation date has passed, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2021.

New York, New York

May 6, 2025

PCAOB ID Number 100

SHOULDERUP TECHNOLOGY ACQUISITION CORP.

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023

Assets:
Current assets:
Cash	$432,533	$403,456
Total current assets	432,533	403,456
Cash held in Trust Account	5,585,436	21,099,267
Total Assets	$6,017,969	$21,502,723

Liabilities, Class A Common Stock Subject to Possible Redemption, and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$1,426,710	$798,071
Redemptions payable	11,827	—
Franchise tax payable	63,600	38,800
Income tax payable	173,575	301,072
Excise tax payable	3,415,525	2,925,014
Promissory note - related party	600,000	—
Due to related party	238,272	118,272
Total current liabilities	5,929,509	4,181,229
Non-redemption agreements derivative liability	8,886,828	6,646,080
Deferred underwriting commissions	—	11,200,000
Total liabilities	14,816,337	22,027,309

Commitments and Contingencies

Class A common stock subject to possible redemption, $0.0001 par value; 508,829 and 1,984,568 shares issued and outstanding at redemption value of approximately $10.98 and $10.63 per share as of December 31, 2024 and 2023, respectively	5,595,937	21,108,225

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 300,000,000 shares authorized; 11,800,000 and 1,350,000 shares issued and outstanding (excluding 508,829 and 1,984,568 shares subject to possible redemption) as of December 31, 2024, and 2023, respectively	1,180	135
Convertible Class B common stock, $0.0001 par value; 20,000,000 shares authorized; none and 10,450,000 shares issued and outstanding as of December 31, 2024, and 2023, respectively	—	1,045
Subscription receivable	(600,000)	(600,000)
Accumulated deficit	(13,795,485)	(21,033,991)
Total stockholders’ deficit	(14,394,305)	(21,632,811)
Total Liabilities, Class A Common Stock Subject to Possible Redemption, and Stockholders’ Deficit	$6,017,969	$21,502,723

The accompanying notes are an integral part of these consolidated financial statements.

SHOULDERUP TECHNOLOGY ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Year Ended December 31, 2024	For The Year Ended December 31, 2023

General and administrative expenses	$1,278,781	$999,143
Franchise tax expense	66,095	200,400
Loss from operations	(1,344,876)	(1,199,543)
Other (expense) income:
Interest income from operating account	11,574	1,945
Interest and penalties	(330,967)	—
Change in fair value of derivative liability	(928,751)	(3,112,640)
Income from cash held in Trust Account	690,591	5,823,923
Total other (expense) income	(557,553)	2,713,228
Net (loss) income before income taxes	(1,902,429)	1,513,685
Income tax expense	(133,575)	(1,181,348)
Net (loss) income	$(2,036,004)	$332,337

Weighted average shares outstanding of redeemable Class A common stock, basic and diluted	1,243,542	13,810,919
Basic and diluted net (loss) income per share, redeemable Class A common stock	$(0.16)	$0.01
Weighted average shares outstanding of non-redeemable Class A and Class B common stock, basic and diluted	11,800,000	10,450,000
Basic and diluted net (loss) income per share, non-redeemable Class A and Class B common stock	$(0.16)	$0.01

The accompanying notes are an integral part of these consolidated financial statements.

SHOULDERUP TECHNOLOGY ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Common Stock						Total
	Class A		Convertible Class B		Subscription	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Receivable	Deficit	Deficit
Balance - December 31, 2022	1,350,000	$135	10,450,000	$1,045	$(600,000)	$(10,428,727)	$(11,027,547)
Increase in redemption value of Class A common stock subject to possible redemption	—	—	—	—	—	(4,479,147)	(4,479,147)
Excise tax liability on share redemptions	—	—	—	—	—	(2,925,014)	(2,925,014)
Fair value of non-redemption agreements liability at issuance	—	—	—	—	—	(3,533,440)	(3,533,440)
Net income	—	—	—	—	—	332,337	332,337
Balance - December 31, 2023	1,350,000	$135	10,450,000	$1,045	$(600,000)	$(21,033,991)	$(21,632,811)
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	—	(453,950)	(453,950)
Fair value of non-redemption agreements liability at issuance	—	—	—	—	—	(1,311,997)	(1,311,997)
Excise tax liability on share redemptions	—	—	—	—	—	(159,543)	(159,543)
Waiver of deferred underwriting costs	—	—	—	—	—	11,200,000	11,200,000
Conversion of Class B ordinary shares in Class A ordinary shares	10,450,000	1,045	(10,450,000)	(1,045)	—	—	—
Net loss	—	—	—	—	—	(2,036,004)	(2,036,004)
Balance - December 31, 2024	11,800,000	$1,180	—	$—	$(600,000)	$(13,795,485)	$(14,394,305)

The accompanying notes are an integral part of these consolidated financial statements.

SHOULDERUP TECHNOLOGY ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Year Ended December 31, 2024	For The Year Ended December 31, 2023
Cash Flows from Operating Activities:
Net (loss) income	$(2,036,004)	$332,337
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest and penalties	330,967	—
Change in fair value of non-redemption agreements derivative liability	928,751	3,112,640
Income from cash held in Trust Account	(690,591)	(5,823,923)
Changes in operating assets and liabilities:
Prepaid expenses	—	244,688
Accounts payable	628,640	246,013
Franchise tax payable	24,800	(62,082)
Income tax payable	(127,497)	(113,652)
Due to related party	120,000	90,229
Net cash used in operating activities	(820,934)	(1,973,750)

Cash Flows from Investing Activities:
Investment income released from Trust Account to pay for taxes	250,011	1,967,481
Cash withdrawn from Trust Account in connection with redemption	15,954,412	292,501,454
Net cash provided by investing activities	16,204,423	294,468,935

Cash Flows from Financing Activities:
Proceeds from promissory note - related party	600,000	—
Redemption of common stock	(15,954,412)	(292,501,454)
Net cash used in financing activities	(15,354,412)	(292,501,454)

Net change in cash	29,077	(6,269)
Cash - beginning of the year	403,456	409,725
Cash - end of the year	$432,533	$403,456

Supplemental cash flow information:
Cash paid for taxes	$261,072	$1,335,000

Non-cash investing and financing activities:
Excise tax liability	$159,543	$2,925,014
Initial recognition of liability for shareholders’ non-redemption agreement liability	$1,312,002	$3,533,440

The accompanying notes are an integral part of these consolidated financial statements.

SHOULDERUP TECHNOLOGY ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

Note 1 - Organization and Business Operation

ShoulderUp Technology Acquisition Corp. (the “Company”) is a blank check company formed as a Delaware corporation on May 20, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has not selected any specific Business Combination target and the Company has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any Business Combination target with respect to an initial Business Combination with the Company.

As of December 31, 2024, the Company has neither engaged in any operations nor generated any revenues. All activity for the period from May 20, 2021 (inception) through December 31, 2024 relates to the Company’s formation and its initial public offering (the “Initial Public Offering” or “IPO”) described below, and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on the proceeds derived from the Initial Public Offering.

The Company’s Sponsor is ShoulderUp Technology Sponsor LLC, a Delaware limited liability company (the “Sponsor”).

The registration statements for the Company’s IPO were declared effective on November 17, 2021. On November 19, 2021, the Company consummated the IPO of 30,000,000 units, including 3,500,000 units pursuant to the exercise of the underwriters’ over-allotment option in full, at $10.00 per unit (the “Units”), which is discussed in Note 3, generating gross proceeds to the Company of $300,000,000. Each Unit consists of one share (the “Public Shares”) of Class A common stock, par value $0.0001 per share (“Class A common stock”), and one-half of one warrant (the “Public Warrants”). Each whole Public Warrant is exercisable to purchase one whole share of Class A common stock at $11.50 per share.

Simultaneously with the consummation of the IPO, the Company consummated the private placement of 1,350,000 private units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement, generating gross proceeds to the Company of $13,500,000, of which $600,000 has not been funded and was recorded as subscription receivable, which is described in Note 4. Each Private Unit consists of one share of Class A common stock (the “Private Placement Shares”) and one-half of one warrant (the “Private Placement Warrants”). Each whole Private Placement Warrant is exercisable to purchase one whole share of Class A common stock at $11.50 per share.

Transaction costs amounted to $17,820,368 consisting of $5,300,000 of underwriting commissions, $11,200,000 of deferred underwriting commissions, and $1,320,368 of other offering costs (including $795,000 of offering costs reimbursed by the underwriters) and was allocated between Class A common stock subject to possible redemption, Public Warrants, Private Placement Shares, and Private Placement Warrants.

The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the signing a definitive agreement in connection with the initial Business Combination. However, the Company will only complete such Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Following the closing of the IPO on November 19, 2021, $306,000,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Units was deposited into a trust account (the “Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, which may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, on December 28, 2023 we instructed the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in an interest bearing demand deposit account until the earlier of the consummation of a Business Combination or our liquidation. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay tax obligations and up to $100,000 to pay dissolution expenses, the proceeds from the IPO and the sale of the Private Shares will not be released from the Trust Account until the earlier of the completion of a Business Combination or the Company’s redemption of 100% of the outstanding public shares if it has not completed a Business Combination in the required time period. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company completes a Business Combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) without a stockholder vote by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders are entitled to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, subject to the limitations and on the conditions described herein. The amount in the Trust Account initially deposited into the Trust following the closing of the IPO was $10.20 per Public Share.

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the initial Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation.

In accordance with SEC and its guidance on redeemable equity instruments, which has been codified in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent deficit. Given that the Public Shares were issued with Public Warrants, the initial carrying value of common stock classified as temporary equity was then allocated proceeds determined in accordance with FASB ASC 470-20. The Public Shares are subject to FASB ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately as they occur, measured at the end of each reporting period.

The initial stockholders, sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to any shares of Class B common stock, par value $0.0001 (the “Founder Shares”), Private Placement Shares and Public Shares they hold in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to any Founder Shares and Public Shares they hold in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period or during any Extension Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame).

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations, and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations.

On April 20, 2023, the Company held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation that extends the date by which the Company must consummate a business combination transaction from May 19, 2023, to November 19, 2023 (the date which is 24 months from the closing date of the Company’s initial public offering of units). The certificate of amendment was filed with the Delaware Secretary of State and has an effective date of April 21, 2023. In connection with Special Meeting, holders of 25,845,428 shares of the Company’s Class A common stock exercised their right to redeem their shares for a cash redemption price of approximately $10.43 per share, or an aggregate redemption amount of $269,597,445. Following such redemptions, approximately 4,154,572 shares of Class A common stock remain issued and outstanding.

On October 16, 2023, the Company announced that it has entered into a non-binding letter of intent for a potential business combination with Airspace Experience Technologies, Inc., a pioneer in the urban mobility market. The non-binding letter of intent was terminated on December 1, 2023.

On November 17, 2023, the Company, held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation that extends the date (the “Termination Date”) by which the Company must consummate a business combination (the “Charter Extension”) from November 19, 2023 (the “Original Termination Date”) to May 19, 2024 or such earlier date as may be determined by the Company’s board of directors in its sole discretion (the “Charter Extension Date”). The certificate of amendment was filed with the Delaware Secretary of State and has an effective date of November 15, 2023. In connection with the Extension Amendment Proposal, holders of 2,170,004 shares of the Company’s common stock properly exercised their right to redeem their shares. $22,904,010 or $10.55 per share was withdrawn from the Trust Account, leaving $20,946,765 in the Trust Account after the redemptions.

On December 28, 2023, the Company held an annual meeting of its stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to allow for the right of a holder of Class B common stock of the Company to convert its shares of Class B common stock into shares of Class A common stock on a one-to-one basis at any time and from time to time at the election of the holder. The newly issued Class A common stock would not have any redemption rights and would continue to be subject to a lock-up period upon consummation of the business combination.

On December 19, 2023, the NYSE filed a Form 25 to delist the Company securities. The delisting was effective on December 29, 2023. On March 6, 2024, pursuant to Rule 15c-211 of the U.S. Securities Exchange Act, as amended (the “Exchange Act”), as amended, a market maker filed a Form 211 with the Financial Industry Regulatory Authority, Inc. (“FINRA”) to initiate proprietary trading of the Class A common stock, the units, and the warrants of the Company. Pursuant to Rule 15c2-11 (the “Exchange Act”), the submission of Form 211 to the FINRA OTC Compliance Unit enables broker-dealers to initiate or resume trading quotes on the “pink sheets” by OTC Markets Group Inc. for securities not listed on the New York Stock Exchange or The Nasdaq Stock Market LLC. The securities are expected to be quoted on the Pink Sheets, but there can be no assurance if or when this will occur.

On May 17, 2024, the Company held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation that extends the date by which the Company must consummate a business combination from May 19, 2024 to November 19, 2024 or such earlier date as may be determined by the Company’s board of directors in its sole discretion. The certificate of amendment was filed with the Delaware Secretary of State and has an effective date of May 17, 2024. In connection with the Extension Amendment Proposal, holders of 1,125,154 shares of the Company’s common stock properly exercised their right to redeem their shares. $12,136,736 or $10.78 per share was withdrawn from the Trust Account, leaving $9,270,270 in the Trust Account after the redemptions.

On June 27, 2024, the Company issued a press release announcing that on June 26, 2024, the Company was assigned the trading symbols SUAC, SUACU and SUACW for its common stock, units and warrants, respectively, by FINRA. As a result, the Company’s common stock, units and warrants begin to be quoted and traded in the over-the-counter market.

On November 7, 2024, the Company has filed a definite proxy announcing a special meeting of stockholders to be held on November 18, 2024, seeking shareholders’ approval of the proposal to extend the date by which it has to consummate a business combination from November 19, 2024 to December 31, 2024, or such earlier date as may be determined by the Company’s board of directors in its sole discretion.

On November 19, 2024, the Sponsor elected to convert all of the 10,450,000 shares of Class B common stock held by the Sponsor into 10,450,000 shares of Class A common stock pursuant to Section 4.3(b)(i) of Article IV of the Company’s existing Amended and Restated Certificate of Incorporation. The conversion is effective as of November 19, 2024.

On November 19, 2024, the Company held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation that extends the date by which the Company must consummate a business combination from November 19, 2024 to December 31, 2024 or such earlier date as may be determined by the Company’s board of directors in its sole discretion. The certificate of amendment was filed with the Delaware Secretary of State and has an effective date of November 19, 2024. In connection with the Extension Amendment Proposal, holders of 349,505 shares of the Company’s common stock properly exercised their right to redeem their shares. $3,817,676 or $10.92 per share was withdrawn from the Trust Account, leaving $5,616,776 in the Trust Account after the redemptions.

On December 30, 2024, the Company held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation that extends the date by which the Company must consummate a business combination from December 31, 2024 to January 25, 2025 or such earlier date as may be determined by the Company’s board of directors in its sole discretion. The certificate of amendment was filed with the Delaware Secretary of State and has an effective date of November 30, 2024. In connection with the Extension Amendment Proposal, holders of 1,080 shares of the Company’s common stock properly exercised their right to redeem their shares. $11,823,98 or $10.92 per share was withdrawn from the Trust Account, leaving $557,030 in the Trust Account after the redemptions

On January 24, 2025, the Company held a special meeting of its stockholders (the “January 24 Special Meeting”). At the January 24 Special Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation that extends the Termination Date by which the Company must consummate a business combination from January 24, 2025, to February 24, 2025, or such earlier date as may be determined by the Company’s board of directors in its sole discretion. The certificate of amendment was filed with the Delaware Secretary of State and has an effective date of January 24, 2025. In connection with the extension amendment proposal at the January 24 Special Meeting, holders of 240 shares of the Company’s common stock properly exercised their right to redeem their shares (and did not withdraw their redemption) for a cash redemption price of approximately $10.98 per share, or an aggregate redemption amount of approximately $ 2,634.91. Following such redemptions, approximately $5,583,697 will remain in the trust account and 508,589 shares of common stock will remain issued and outstanding.

On February 6, 2025, the Company held a special meeting of its stockholders (the “Business Combination Meeting”). At the Business Combination Meeting, the Company’s stockholders approved, among other things, the Business Combination (as defined below). In connection with the Business Combination Meeting, holders of 502,000 shares of common stock elected to redeem.

After the Business Combination meeting, the Company and certain holders of the Company’s common stock who elected to redeem in connection with the Business Combination Meeting entered into discussions to reverse their redemptions. The discussions continued after February 24, 2025, the Company’s termination date.

On April 17, 2025, the Company entered into a non-redemption agreement (the “Non-Redemption Agreement”) with a certain holder of the Company’s common stock (the “Investor”) pursuant to which the Investor agreed to rescind its redemptions of an aggregate of 500,000 shares of common stock redeemed in connection with the Business Combination Meeting (the “Investor Shares”). The Non-Redemption Agreement shall terminate on the earlier of (a) May 31, 2025; (b) the fulfillment of all obligations of the parties to the Non-Redemption Agreement; (c) the liquidation or dissolution of the Company; (d) the mutual written agreement of the parties to the Non-Redemption Agreement; or (e) if any the Investor Shares are actually redeemed in connection with a meeting of the Company prior to consummation of the Business Combination. The Company processed the redemptions of the remaining holders of the 2,000 shares of common stock who elected to redeem.

Franchise and Income Tax Withdrawals from Trust Account

Since completion of its IPO on November 19, 2021, and through December 31, 2024, the Company withdrew $2,886,354 from the Trust Account to pay its liabilities related to the income and Delaware franchise taxes. Through December 31, 2024, the Company remitted $2,526,664 to the respective tax authorities, which resulted in remaining excess of funds withdrawn from the Trust Account, but not remitted to the government authorities of $359,690. Additionally, as of December 31, 2024, the Company had accrued but unpaid income tax liability of $173,575 and unpaid liability for the Delaware franchise tax of $63,600. In 2024 the Company has established a dedicated bank account which is solely used for keeping amounts withdrawn from the Trust Account for taxes until such taxes are due and payable. As of December 31, 2024, the amount maintained in this account was $362,425.

Liquidity and Capital Resources

As of December 31, 2024, the Company had $432,533 in its operating bank account and working capital deficit of approximately $5.5 million. $359,690 of the amount of cash on hand as of December 31, 2024 relate to the amounts that were withdrawn from the Trust for payment of income and Delaware Franchise Taxes and can not be used for any other purpose.

In addition, the Company has $600,000 in a subscription receivable, which will be used to satisfy the Company’s liquidity needs. The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the cash contribution of $25,000 from the Sponsor to purchase Founder Shares (as defined in Note 5), and an advance from the Sponsor of approximately $29,000 (see Note 5). The Company repaid $24,000 on November 19, 2021 and the remaining $5,000 remains outstanding and is due on demand. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering, over-allotment and the Private Placement held outside of the Trust Account. Over this time period, the Company will be using the funds outside of the Trust Account for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans, as defined below (see Note 5). As of December 31, 2024, the Sponsor and its affiliates advanced $600,000 under the terms of four promissory notes which were fully drawn.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the liquidity condition and the fact that the mandatory liquidation date has passed, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

Risks and Uncertainties

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. Any share redemption or other share repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

On April 20, 2023, the Company’s stockholders redeemed 25,845,428 shares of the Company’s Class A common stock for a total of $269,597,445. On November 17, 2023, the Company’s stockholders redeemed 2,170,004 shares of the Company’s Class A common stock for a total of $22,904,010. The Company evaluated the classification and accounting of the share/ stock redemption under ASC 450, “Contingencies”. ASC 450 states that when a loss contingency exists the likelihood that the future event(s) will confirm the loss or impairment of an asset or the incurrence of a liability can range from probable to remote. A contingent liability must be reviewed at each reporting period to determine appropriate treatment. Management has evaluated the requirements of the IR Act and the Company’s operations at the end of the reporting period and has determined that a liability of $3,415,525 (including penalties and interest) should be recorded for the excise tax in connection with the above-mentioned redemptions as of December 31, 2024. This liability will be reviewed and remeasured at each reporting period.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s Consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the Consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated financial statements. Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the Consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates. Management has identified assumptions involved in the valuation of Class B shares transferred under the terms of non-redemption agreements as a critical accounting estimate.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2024 and 2023, the Company had no cash equivalents.

Cash Held in the Trust Account

The Company’s portfolio of investments was comprised of cash held in demand deposit account of December 31, 2024 and 2023.

Concentration of Credit Risk

The Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000 by the Federal Deposit Insurance Corporation. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, excluding the non-redemption agreements derivative liability, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements” equal or approximate the carrying amounts represented in the Consolidated balance sheets, primarily due to their short-term nature (see Note 9).

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its equity-linked financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). For derivative financial instruments that are classified as liabilities, the derivative instrument is initially recognized at fair value with subsequent changes in fair value recognized in the Consolidated statements of operations each reporting period.

The Company accounts for the 15,000,000 warrants included in the Units sold in the Initial Public Offering and the 675,000 Private Placement Warrants in accordance with the guidance contained in ASC 815. Such guidance provides that the warrants described above are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

The Company accounts for the Non-Redemption Agreements (as defined in Note 6) in accordance with the guidance contained in ASC 815. Such guidance provides that the Non-Redemption Agreements are classified as liabilities. As such, the non-redemption agreements derivative liability was recorded at its initial fair value on the date of issuance, and is adjusted at each balance sheet date thereafter. Changes in the estimated fair value of the non-redemption agreements derivative liability are recognized as a non-cash gain or loss on the Consolidated statements of operations. The fair value of the derivative liability is discussed in Note 9.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480. Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and is measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ deficit. The Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2024 and 2023, 508,829 and 1,984,568 shares of Class A common stock subject to possible redemption are presented at redemption value, respectively, as temporary equity outside of the stockholders’ deficit section of the Consolidated balance sheets.

The Company has elected to recognize changes in redemption value immediately as they occur and adjust the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid-in capital (if available) and accumulated deficit.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) 340-10-S99-1. Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs were allocated between the Public Shares, Public Warrants, Private Placement Shares, and Private Placement Warrants, based on a relative fair value basis, compared to total proceeds received. Additionally, at the Initial Public Offering, offering costs allocated to the Public Shares were charged against temporary equity and offering costs allocated to the Public Warrants, Private Placement Shares, and Private Placement Warrants were charged against stockholders’ deficit. Deferred underwriting commissions are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Net (Loss) Income Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A common stock and Convertible Class B common stock. Income and losses are shared pro rata between the two classes of shares. Net (loss) income per common share is calculated by dividing the net (loss) income by the weighted average shares of common stock outstanding for the respective period.

The calculation of diluted net (loss) income does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering (including the consummation of the Over-allotment) and the private placement warrants to purchase an aggregate of 15,675,000 shares of Class A common stock in the calculation of diluted (loss) income per share, because their exercise is contingent upon future events. As a result, diluted net (loss) income per share is the same as basic net (loss) income per share for the year ended December 31, 2024 and 2023. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

The tables below present a reconciliation of the numerator and denominator used to compute basic and diluted net (loss) income per share of common stock:

	For the Year Ended December 31, 2024		For the Year Ended December 31, 2023
	Redeemable Class A	Non-Redeemable Class A and Class B	Redeemable Class A	Non-redeemable Class A & Class B
Basic and diluted net (loss) income per common stock:
Numerator:
Allocation of net (loss) income	$(194,108)	$(1,841,896)	$189,188	$143,149

Denominator:
Basic and diluted weighted average common stock outstanding	1,243,542	11,800,000	13,810,919	10,450,000

Basic and diluted net (loss) income per common stock	$(0.16)	$(0.16)	$0.01	$0.01

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of December 31, 2024 and 2023, the Company had a full valuation allowance against the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 for a smaller reporting company and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company continues to evaluate the impact of ASU 2020-06 on its consolidated financial statements.

In June 2022, the FASB issued ASU 2022-03, ASC Subtopic 820 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The ASU amends ASC 820 to clarify that a contractual sales restriction is not considered in measuring an equity security at fair value and to introduce new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value. The ASU applies to both holders and issuers of equity and equity-linked securities measured at fair value. The amendments in this ASU are effective for the Company in fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is still evaluating the impact of this pronouncement on the consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company has adopted this standard as of December 31, 2024 with resulting additional disclosure included in this report.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s Consolidated financial statements.

Note 3 - Initial Public Offering

On November 19, 2021, the Company sold 30,000,000 Units, including 3,500,000 Units pursuant to the exercise of the underwriters’ over-allotment option in full, at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half redeemable warrant. Each whole warrant is exercisable to purchase one whole share of Class A common stock at $11.50 per share.

Following the closing of the IPO on November 19, 2021, $306,000,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Units was deposited into the Trust Account. The net proceeds deposited into the Trust Account will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Note 4 - Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 1,350,000 Private Units at a price of $10.00 per Private Unit, or $13,500,000, of which $600,000 has not been funded as of December 31, 2024 and 2023 and was recorded as subscription receivable. Each Private Unit consists of one share of Class A common stock and one-half of one warrant. Each whole warrant is exercisable to purchase one whole share of Class A common stock at $11.50 per share.

Note 5 - Related Party Transactions

Founder Shares

On August 30, 2021, the Sponsor paid $25,000 in consideration for 9,833,333 Founder Shares. Up to 1,250,000 Founder Shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. In November 2021, the Company effected a 1.0627119 for 1 stock split of the Class B common stock, so that the Sponsor owns an aggregate of 10,450,000 Founder Shares. Up to 1,190,000 of the Founder Shares would have been forfeited depending on the extent to which the underwriters’ over-allotment option is not exercised. Because of the underwriters’ full exercise of the over-allotment option on November 19, 2021, 1,190,000 shares were no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination; (ii) subsequent to the initial Business Combination, if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination; and (iii) the date following the completion of the initial Business Combination on which the Company complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock-up”).

Convertible Promissory Note - Related Party

On August 30, 2021, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the IPO. Any drawdown under the loan were non-interest bearing, unsecured and were due at the earlier of March 31, 2022, or the closing of the IPO. As of December 31, 2024 and 2023, there was no borrowing under the note. The facility is no longer available to the Company subsequent to the IPO.

On April 2, 2024, Company issued a promissory note to the Sponsor in the amount of $275,000 for working capital needs. and payment of certain expenses in connection the Company’s Business Combination, of which $175,000 was drawn on April 2, 2024, and remaining $100,000 was drawn on April 9, 2024. The Note is due and payable on the consummation of the initial merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one of more businesses or entities. Upon consummation of a Business Combination, the Company shall have obligation to convert up to $270,000 of the principal amount of the Note in whole or in part into common stock of the Company at a price of $10.00 per share. The company has determined the conversion feature include in the promissory note is not required to be bifurcated and all debt proceeds received under the promissory note were allocated to the debt host. As of December 31, 2024 the promissory note to the Sponsor was fully drawn and outstanding.

On August 14, 2024, Company issued a promissory note to the Sponsor in the amount of $100,000 for working capital needs, which was funded on same date for working capital requirements and payment of certain expenses in connection the Company’s Business Combination. The Note is due and payable on the consummation of the initial merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one of more businesses or entities. Upon consummation of a Business Combination, the Company shall have obligation to convert up to $100,000 of the principal amount of the Note in whole or in part into common stock of the Company at a price of $10.00 per share. The company has determined the conversion feature include in the promissory note is not required to be bifurcated and all debt proceeds received under the promissory note were allocated to the debt host. As of December 31, 2024, the promissory note to the Sponsor was fully drawn and outstanding.

On September 30, 2024, Company issued a promissory note to the Sponsor in the amount of $50,000 for working capital needs, which was funded on October 1, 2024, for working capital requirements and payment of certain expenses in connection the Company’s Business Combination. The Note is due and payable on the consummation of the initial merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one of more businesses or entities. Upon consummation of a Business Combination, the Company shall have obligation to convert up to $50,000 of the principal amount of the Note in whole or in part into common stock of the Company at a price of $10.00 per share. The company has determined the conversion feature include in the promissory note is not required to be bifurcated and all debt proceeds received under the promissory note were allocated to the debt host. As of December 31, 2024, the promissory note to the Sponsor was fully drawn and outstanding.

On November 27, 2024, Company issued a promissory note to the Sponsor in the amount of $175,000 for working capital needs, which was funded on same date for working capital requirements and payment of certain expenses in connection the Company’s Business Combination. The Note is due and payable on the consummation of the initial merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one of more businesses or entities. Upon consummation of a Business Combination, the Company shall have obligation to convert up to $175,000 of the principal amount of the Note in whole or in part into common stock of the Company at a price of $10.00 per share. The company has determined the conversion feature include in the promissory note is not required to be bifurcated and all debt proceeds received under the promissory note were allocated to the debt host. As of December 31, 2024 the promissory note to the Sponsor was fully drawn and outstanding.

Due to Related Party

In connection with the IPO, the Sponsor had advanced to the Company an aggregate of approximately $29,000, of which approximately $24,000 was repaid to the Sponsor upon the closing of the IPO. As of December 31, 2024 and 2023, approximately $5,000, remained outstanding and is due on demand, and is included in the due to related party on the accompanying Consolidated balance sheets. In addition, as of December 31, 2024 and 2023, approximately $0 and $4,300, respectively, is outstanding for reimbursable expenses and is included in the due to related party on the accompanying Consolidated balance sheets. The due to related party balances as of December 31, 2024 and 2023, also includes approximately $250,000 and $130,000 respectively, of administrative fees (see below).

Working Capital Loans

In order to finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes the initial Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into units of the post-Business Combination entity at a price of $10.00 per unit at the option of the lender. The units would be identical to the Private Units. As of December 31, 2024 and 2023, the Company had no borrowings under the Working Capital Loans.

Administrative Service Fee

On November 16, 2021, the Company entered into an agreement with the Sponsor, pursuant to which the Company agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services through the earlier of consummation of the initial Business Combination and the Company’s liquidation. For the year ended December 31, 2024, the Company incurred expenses of $120,000 of services under this agreement and is included in the general and administrative expenses on the accompanying Consolidated statements of operations. For year ended December 31, 2023, the Company incurred expenses of $120,000 under this agreement and is included in the general and administrative expenses on the accompanying consolidated statements of operations. As of December 31, 2024 and 2023, the Company had $238,272 and $ 118,272 outstanding for services in connection with such agreement, respectively, and is included in the due to related party on the accompanying Consolidated balance sheets.

Note 6 - Commitments and Contingencies

Registration and Stockholder Rights

The holders of the (i) Founder Shares, which were issued in a private placement prior to the closing of the IPO, (ii) Private Units (including securities contained therein), which were issued in a private placement simultaneously with the closing of the IPO and (iii) private placement-equivalent units (including securities contained therein) that may be issued upon conversion of Working Capital Loans will have registration rights to require the Company to register a sale of any of the Company’s securities held by them pursuant to a registration rights agreement signed on November 16, 2021. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the IPO to purchase up to an additional 3,500,000 Units to cover over-allotments, which was exercised in full on November 19, 2021.

On November 19, 2021, the Company paid cash underwriting commissions of $5,300,000 to the underwriters.

The underwriters were entitled to a deferred underwriting commission of $11,200,000, which will be paid from the funds held in the Trust Account upon completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.  On September 19, 2024, the underwriter executed a waiver letter confirming their resignation and waiver of its entitlement to the payment of deferred fee under the terms of the underwriting agreement in the full amount of $11,200,000. The Company applied recovery of the previously recorded deferred underwriting commission proportionately to Class A common stock subject to possible redemption ($10,701,600) and public warrants ($498,400).

Non-Redemption Agreements

During April 2023, the Company and the Sponsor entered into agreements (the “April Non-Redemption Agreements”) with third parties in exchange for them agreeing not to redeem shares of Class A common stock at the Special Meeting at which a proposal to amend to the Company’s Certificate of Incorporation to effect an extension of time for the Company to consummate an initial business combination (the “April Charter Amendment Proposal”) from May 19, 2023 to November 19, 2023 (the “April Extension”). The Non-Redemption Agreements provide for the allocation of 1,000,000 Founder Shares held by the Sponsor in exchange for such investors agreeing to hold and not redeem certain public shares at the Special Meeting. Certain of the parties to the Non-Redemption Agreements are also members of the Sponsor.

During November 2023, the Company and the Sponsor entered into agreements (the “November Non-Redemption Agreements”, and together with the April Non-Redemption Agreements, collectively, the “Non-Redemption Agreements”) with third parties in exchange for them agreeing not to redeem shares of Class A common stock at the Special Meeting at which a proposal to amend to the Company’s Certificate of Incorporation to effect an extension of time for the Company to consummate an initial business combination (the “November Charter Amendment Proposal”) from November 19, 2023 to May 19, 2024 (the “November Extension”). The November Non-Redemption Agreements provide for the allocation of 376,000 Founder Shares held by the Sponsor in exchange for such investors agreeing to hold and not redeem certain public shares at the Special Meeting. Certain of the parties to the Non-Redemption Agreements are also members of the Sponsor.

On May 17, 2024, the Company and the Sponsor entered into Non-Redemption Agreements on substantially the same terms with certain stockholders of the Company, pursuant to which such stockholders agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 800,000 non-Redeemed shares in connection with the Special Meeting. In exchange for the foregoing commitments not to redeem such shares of Class A Common Stock, the Sponsor agreed to transfer an aggregate of 266,666 shares of Class B Common Stock held by the Sponsor to such stockholders immediately following consummation of the initial business combination if they continued to hold such Non-Redeemed shares through the Special Meeting.

The Non-Redemption Agreements shall terminate on the earlier of (a) the failure of the Company’s stockholders to approve the Extensions at the Meeting, or the determination of the Company not to proceed to effect the Extensions, (b) the fulfillment of all obligations of parties to the Non-Redemption Agreements, (c) the liquidation or dissolution of the Company, or (d) the mutual written agreement of the parties.

Additionally, pursuant to the Non-Redemption Agreements, the Company has agreed that until the earlier of (a) the consummation of the Company’s initial business combination; (b) the liquidation of the trust account; and (c) 24 months from consummation of the Company’s initial public offering, the Company will maintain the investment of funds held in the trust account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations. The Company has also agreed that it will not use any amounts in the trust account, or the interest earned thereon, to pay any excise tax that may be imposed on the Company pursuant to the Inflation Reduction Act (IRA) of 2022 (H.R. 5376) due to any redemptions of public shares at the Special Meeting, in connection with a liquidation of the Company if it does not effect a business combination prior to its termination date by the Company.

The Company accounts for non-redemption agreements on a derivative liability basis and records any changes in their fair value in the consolidated statements of operations. The amount of such liability was $8,886,828 and $6,646,080 as of December 31, 2024 and 2023, respectively.

Service Provider Agreements

From time to time the Company has entered into and may enter into agreements with various service providers and advisors, including investment banks, that helped us identify targets, negotiate terms of potential Business Combinations, and that will help us consummate a Business Combination and/or provide other services. In connection with these agreements, the Company may be required to pay such service providers and advisors fees in connection with their services to the extent that certain conditions, including the closing of a potential Business Combination, are met. If a Business Combination does not occur, the Company would not expect to be required to pay these contingent fees. There can be no assurance that the Company will complete a Business Combination.

The Company has recorded an accrual of $751,376 of fees for legal services by outside counsel related to on-going matters and compliance with reporting obligations. In addition, the Company incurred $1,834,636 of fees for legal services by outside counsel related to the acquisition activities which will be payable solely on completion of the Business Combination and won’t be paid if the Business Combination does not close. This portion of the legal fees will be recorded and recognized by the Company only in the event of successful Business Combination.

SEE ID Business Combination Agreement

On March 18, 2024, the Company entered into a Business Combination Agreement (such agreement, the “Business Combination Agreement” and such business combination, the “Business Combination”) by and among CID HoldCo, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of ShoulderUp (“Holdings”), ShoulderUp Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“ShoulderUp Merger Sub”), SEI Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Holdings (“SEI Merger Sub” and together with ShoulderUp Merger Sub, the “Merger Subs”) and SEE ID, Inc., a Nevada corporation (“SEE ID”).

Pursuant to the Business Combination Agreement and subject to the terms and conditions set forth therein, (i) ShoulderUp Merger Sub will merge with and into ShoulderUp (the “ShoulderUp Merger”), whereby the separate existence of ShoulderUp Merger Sub will cease and ShoulderUp will be the surviving entity of the ShoulderUp Merger and become a wholly owned subsidiary of Holdings, and (ii) following confirmation of the effective filing of the documents required to implement the ShoulderUp Merger, SEI Merger Sub will merge with and into the Company (the “SEE ID Merger” and together with the ShoulderUp Merger, the “Mergers”), the separate existence of SEI Merger Sub will cease and SEE ID will be the surviving entity of the SEE ID Merger and a direct wholly owned subsidiary of Holdings (the “Surviving Company”).

Upon the closing of the transactions, it is expected that Holdings will be listed on the Nasdaq Stock Market, LLC.

There are no assurances that the Business Combination will close, the consummation of which remains subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, among others, a registration statement of Holdings becoming effective and approval of the Business Combination by the stockholders of ShoulderUp and SEE ID.

Note 7 - Class A Common Stock Subject to Possible Redemption

The Company’s Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 300,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share.

In connection with the Special Meeting held on April 20, 2023, holders of 25,845,428 shares of the Company’s Class A common stock exercised their right to redeem their Class A common stock.

In connection with the Special Meeting held on November 17, 2023, holders of 2,170,004 shares of the Company’s Class A common stock exercised their right to redeem their Class A common stock.

In connection with the Special Meeting held on May 17, 2024, holders of 1,125,154 shares of the Company’s Class A common stock exercised their right to redeem their Class A common stock.

In connection with the Special Meeting held on November 19, 2024, holders of 349,505 shares of the Company’s Class A common stock exercised their right to redeem their Class A common stock.

In connection with the Special Meeting held on December 30, 2024, holders of 1,080 shares of the Company’s Class A common stock exercised their right to redeem their Class A common stock.

As of December 31, 2024 and 2023, there were respectively 12,308,829 and 3,334,568 shares of Class A common stock outstanding, of which 508,829 and 1,984,568 shares were subject to possible redemption and are classified outside of permanent deficit in the accompanying Consolidated balance sheets, respectively.

The Company recognizes changes in redemption value of the Class A common stock subject to possible redemption immediately as changes occur and adjusts the carrying value of the Class A common stock subject to possible redemption to equal the redemption value as if liquidation were to occur at the end of the reporting period.

The Class A common stock subject to possible redemption reflected on the accompanying Consolidated balance sheets is reconciled on the following table:

Class A common stock subject to possible redemption as of December 31, 2022	309,130,532
Redemptions	(292,501,454)
Increase in redemption value of Class A common stock subject to possible redemption	4,479,147
Class A common stock subject to possible redemption as of December 31, 2023	21,108,225
Increase in redemption value of Class A common stock subject to possible redemption	453,948
Redemptions	(15,966,236)
Class A common stock subject to possible redemption as of December 31, 2024	$5,595,937

Note 8 - Stockholders’ Deficit

Preferred Stock - The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 from time to time in one or more series. As of December 31, 2024 and 2023, there were no shares of preferred stock issued or outstanding.

Class A Common stock - The Company is authorized to issue 300,000,000 shares of Class A common stock with a par value of $0.0001 per share. At December 31, 2024 and 2023, respectively 12,308,829 and 3,334,568 shares of Class A common stock were issued and outstanding, of which 508,829 and 1,984,568 shares of Class A common stock are subject to possible redemption (see Note 7), respectively.

Convertible Class B Common stock - The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B common stock. On August 30, 2021, the Sponsor paid $25,000, or approximately $0.003 per share, in consideration for 9,833,333 shares of Class B common stock, par value $0.0001. Up to 1,250,000 Founder Shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option was exercised. In November 2021, the Company effected a 1.0627119 for 1 stock split of the Class B common stock, so that the Sponsor owns an aggregate of 10,450,000 Founder Shares. Up to 1,190,000 of the Founder Shares would have been forfeited depending on the extent to which the underwriters’ over-allotment option was not exercised. Because of the underwriters’ full exercise of the over-allotment option on November 19, 2021, 1,190,000 shares are no longer subject to forfeiture. On November 19, 2024, the Sponsor elected to convert all of the 10,450,000 shares of Class B common stock held by the Sponsor into 10,450,000 shares of Class A common stock pursuant to Section 4.3(b)(i) of Article IV of the Company’s existing Amended and Restated Certificate of Incorporation. The conversion is effective as of November 19, 2024. As of December 31, 2024 and 2023, there were none and 10,450,000 shares of Class B Common Stock issued and outstanding, respectively.

Holders of record of the Class A common stock and holders of record of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of common stock entitling the holder to one vote except as required by law.

Effective December 29, 2023, the Company amended its certificate of incorporation to allow for the right of a holder of Class B common stock of the Company to convert its shares of Class B common stock into shares of Class A common stock on a one-to-one basis at any time and from time to time at the election of the holder. The newly issued Class A common stock would not have any redemption rights and would continue to be subject to a lock-up period upon consummation of the business combination. The amendment was approved by the Company’s stockholders at a meeting held on December 28, 2023.

The shares of Class B common stock (to the extent not already converted) will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment.

Warrants - As of December 31, 2024 and 2023, there were 15,675,000 warrants issued and outstanding (15,000,000 Public Warrants and 675,000 Private Placement Warrants). Each whole warrant entitles the holder to purchase one Class A common share at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Company’s initial stockholders or their respective affiliates, without taking into account any Founder Shares held by them, as applicable, prior to such issuance) (the “newly issued price”), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price.

The warrants will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination and 12 months from the closing of the IPO and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company is not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, the Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the 30-day redemption period); and

●	if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on the stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of shares of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The Company accounts for the 15,675,000 warrants that would be issued in connection with the IPO (including the 15,000,000 Public Warrants included in the Units and the 675,000 Private Placement Warrants included in the Private Units) in accordance with the guidance contained in ASC 815-40. Such guidance provides that the warrants meet the criteria for equity treatment due to the existence of provisions whereby adjustments to the exercise price of the warrants is based on a variable that is an input to the fair value of a “fixed-for-fixed” option and no circumstances under which the Company can be forced to net cash settle the warrants.

Note 9 - Fair Value Measurements

The following tables present information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2024 and 2023, and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

December 31, 2024

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Non-redemption agreements derivative liability	$—	$—	$8,886,828

December 31, 2023

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Non-redemption agreements derivative liability	$—	$—	$6,646,080

The Non-Redemption Agreements derivative liability were accounted for as liabilities in accordance with ASC 815 and are presented on the Consolidated balance sheets. The non-redemption agreements derivative liability are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of derivative liability in the Consolidated statements of operations.

Prior to December 31, 2024 the Non-Redemption Agreements derivative liability were valued using a Monte-Carlo simulation model, which is considered to be a Level 3 fair value measurement. As of December 31, 2024, the value of Non-Redemption Agreements derivative liability was determined by applying the estimated probability of the successful business combination to the market price of the Class A common stock. The key inputs used in the estimate of the Non-Redemption Agreements derivative liability were as follows:

Input	December 31, 2024			May 17, 2024	December 31, 2023
Market price of Class A common stock		$10.81		$10.82	10.72
Risk-free rate		n/a		4.98%	4.56%
Volatility		n/a		34.8%	39.9%
Term		n/a		1.51	1.41
Probability of successful business combination		50.0%		50.0%	50.0%
Discount for lack of marketability		n/a	%	9.0%	9.9%
Threshold price	$	n/a		$12.00	12.00

The following table presents the changes in the fair value of the Non-Redemption Agreements derivative liability:

Fair value as of December 31, 2022	$—
Initial measurement	3,533,440
Change in valuation inputs or other assumptions	3,112,640
Fair value as of December 31, 2023	$6,646,080

Change in valuation inputs or other assumptions	928,751
Initial fair value of non-redemption agreement dated May 17, 2024	1,311,997
Fair value as of December 31, 2024	$8,886,828

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. There were no transfers to/from Levels 1, 2, and 3 during the year ended December 31, 2024 and 2023.

Note 10 - Income Taxes

The Company’s taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative expenses are generally considered start-up costs and are not currently deductible.

The income tax provision (benefit) consists of the following:

	Year Ended December 31, 2024	Year Ended December 31, 2023
Current
Federal	$133,575	$1,181,348
State	-	-
Deferred
Federal	(316,834)	(209,820)
State	-	-
Valuation allowance	316,834	209,820
Income tax provision	$133,575	$1,181,348

The Company’s net deferred tax assets are as follows:

	December 31,
	2024	2023
Deferred tax assets:
Start-up/Organization costs	$316,834	$209,896
Net operating loss carryforwards	-	-
Total deferred tax assets	316,834	209,896
Valuation allowance	(316,834)	(209,896)
Deferred tax asset, net of allowance	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

There were no unrecognized tax benefits as of December 31, 2024 and 2023. No amounts were accrued for the payment of interest and penalties at December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows for the years ended December 31, 2024 and 2023:

	Year Ended December 31, 2024	Year Ended December 31, 2023
Statutory federal income tax rate	21.0%	21.00%
Change in fair value of derivative warrant liabilities	(10.25)%	43.18%
Interest and penalties	(3.65)%	-%
Change in valuation allowance	(14.12)%	13.86%
Income tax expenses	(7.02)%	78.04%

Note 11 - Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Financial Officer who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net (loss) income that also is reported on the consolidated statement of operations as net (loss) income .. The measure of segment assets is reported on the balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net (loss) income and total assets, which include the following:

	December 31,	December 31,
	2024	2023
Trust Account	$5,585,436	$21,099,267
Cash	$432,533	$403,456

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
General and administrative expenses	$1,278,781	$999,143
Income from cash and investments held in Trust Account	$690,591	$5,823,923

The CODM reviews interest earned on the Trust Account to measure and monitor stockholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Trust Agreement.

General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the consolidated statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net (loss) income are reported on the consolidated statement of operations and described within their respective disclosures.

Note 12 – Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the Consolidated balance sheets and up to the date the Consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the Consolidated financial statements, except as hereinafter described.

On January 17, 2025, Company issued a promissory note to the Sponsor in the amount of $300,000 for working capital needs, which was funded in equal installments of $150,000 on January 16, 2025, and January 22, 2025 for working capital requirements and payment of certain expenses in connection the Company’s Business Combination. The Note is due and payable on the consummation of the initial merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one of more businesses or entities. Upon consummation of a Business Combination, the Company shall have obligation to convert up to $300,000 of the principal amount of the Note in whole or in part into common stock of the Company at a price of $10.00 per share. The company has determined the conversion feature include in the promissory note is not required to be bifurcated and all debt proceeds received under the promissory note were allocated to the debt host. As of the date of this report the promissory note to the Sponsor was fully drawn and outstanding.

On February 6, 2025, the Company called a special meeting of stockholders (the “Business Combination Meeting”) where, among other things, the stockholders voted and approved a proposal to adopt the Business Combination Agreement, dated as of March 18, 2024, entered into by and among SUAC, CID HoldCo, Inc., a Delaware corporation and wholly-owned subsidiary of SUAC (“Holdings”), ShoulderUp Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings, SEI Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings, and SEE ID, Inc., a Nevada corporation and the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”). In connection with the Business Combination Meeting, holders of 502,000 shares of common stock elected to redeem.

On April 17, 2025, the Company entered into a non-redemption agreement (the “Non-Redemption Agreement”) with a certain holder of the Company’s common stock (the “Investor”) pursuant to which the Investor agreed to rescind its redemptions of an aggregate of 500,000 shares of common stock redeemed in connection with the Business Combination Meeting (the “Investor Shares”). Pursuant to the Non-Redemption Agreement, the Company agreed that immediately upon the consummation of the Business Combination and the Share Forfeiture (as defined below), the Company and Holdings shall pay to the Investor a payment in respect of its Investor Shares in cash released from the Trust Account equal to (x) the number of Investor Shares multiplied by (y) the redemption price for the common stock redeemed in connection with the Business Combination (the “Non-Redemption Payment”). The Non-Redemption Agreement shall terminate on the earlier of (a) May 31, 2025; (b) the fulfillment of all obligations of the parties to the Non-Redemption Agreement; (c) the liquidation or dissolution of the Company; (d) the mutual written agreement of the parties to the Non-Redemption Agreement; or (e) if any the Investor Shares are actually redeemed in connection with a meeting of the Company prior to consummation of the Business Combination.

Also on April 17, 2025, in connection with the Non-Redemption Agreement, the Company and Investor entered into a forfeiture agreement (the “Forfeiture Agreement”), pursuant to which Investor agreed to forfeit its right, immediately upon consummation of the Business Combination and receipt of the Non-Redemption Payment, to an aggregate of 413,333 founder shares held the Sponsor, which the Sponsor agreed to transfer to Investor in connection with certain non-redemption agreements entered into on April 19, 2023, November 10, 2023, and May 16, 2024 (the “Share Forfeiture”).